Exhibit 23.1

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Trustees
Ameriserv Financial Non-Collectively Bargained
 401(k) Plan
Johnstown, Pennsylvania

     We hereby consent to the inclusion in Form 11-K of our report dated May 22, 2003 relating to the statements of net assets available for benefits of the Ameriserv Financial Non-Collectively Bargained 401(k) Plan as of December 31, 2002 and 2001, and the related statements of changes in net assets available for benefits for the three years ended December 31, 2002.


/s/ Barnes, Saly & Company, LLP
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Johnstown, Pennsylvania
June 16, 2003